EXHIBIT 99.4

Citigroup Inc.
GBP 500,000,000
4.50% Fixed Rate Subordinated Notes due March 2031
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Pounds Sterling (“GBP”).
3.	Aggregate Nominal Amount:	GBP 500,000,000.
4.	Issue Price:	98.270% of the Aggregate Nominal Amount.
5.	Specified Denominations:	GBP 50,000.
6.	Issue Date:	March 3, 2006.
7.	Maturity Date:	March 3, 2031.
8.	Interest Basis:	Fixed rate of interest as described below from and including the Issue Date to but excluding March 3, 2031
9.	Redemption/Payment Basis:	Redemption at Par.
10.	Status of the Notes:	Subordinated.
11.	Listing:	Regulated market of the Luxembourg Stock Exchange

PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.50% per annum payable annually in arrears
	(ii) Interest Payment Dates:	March 3 in each year, commencing March 3, 2007 and ending on March 3, 2031.
	(iii) Day Count Fraction:	Actual/Actual (ICMA)

PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par.
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default

GENERAL PROVISIONS APPLICABLE TO THE NOTES

15.	Form of Notes:	Bearer Notes
16.	Consolidation provisions	Applicable in event of further issuances

DISTRIBUTION
17.	TEFRA:	The D Rules are applicable.

OPERATIONAL INFORMATION
18.	ISIN Code:	XS0245936496.
19.	Common Code:	024593649.